Exhibit 99.1

China-Biotics Changes Ticker Symbol to CHBT

SHANGHAI, China--(BUSINESS WIRE)--April 7, 2006--China-Biotics, Inc. (OTCBB: CHBT) announced today that the OTC Bulletin Board has changed the Company's trading symbol to CHBT, effective at the start of trading on April 4, 2006. The new ticker symbol follows the Company's recently announced acquisition of Sinosmart Group Inc., a company organized in the British Virgin Islands, which owns 100% of a Shanghai-based producer of probiotic dietary supplements.

About China-Biotics, Inc.

Based in Shanghai, China-Biotics is an emerging leader in the research, development, production, marketing and distribution of probiotics products in the People's Republic of China. Probiotics products contain live microbial food supplements which beneficially affect the host by improving its intestinal microbial balance. Currently, the Company produces and distributes proprietary probiotics, which are approved by the Ministry of Health in China and State Food and Drug Administration and have been tested by the Shanghai Food Quality Surveillance & Inspection Center.

Safe Harbor Statement

Statements in this release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including statements regarding our capital needs, business strategy and expectations. You should not rely on forward-looking statements as predictions of future events or results. Any or all of our forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions, risks and uncertainties and other factors which could cause actual events or results to be materially different from those expressed or implied in the forward-looking statements. In evaluating these statements, you should consider various factors, including the risks described under "Risk Factors" in our Form 8-K filed with the SEC on March 23, 2006. These factors may cause our actual results to differ materially from any forward-looking statement. In addition, new factors emerge from time to time and it is not possible for us to predict all factors that may cause actual results to differ materially from those contained in any forward-looking statements. We do not intend to publicly update any forward-looking statements to reflect events or circumstances, except as required by applicable law.